UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.
On December 19, 2013, Arrhythmia Research Technology, Inc. (the “Company”) sold an aggregate of $500,000 in Subordinated Promissory Notes (the “Notes”). The Notes bear interest on the unpaid principal at a simple annual interest rate equal to 10% per annum from the date of issuance until the second anniversary thereof and, following the second anniversary, bear interest at a simple annual interest rate of 12% per annum and until the interest and principal thereunder is repaid. Interest only shall be payable in cash on a quarterly basis. The Notes mature on December 19, 2016 and are prepayable by the Company at any time following the first anniversary thereof without penalty. Each investor entered into a Subordination Agreement providing that the indebtedness pursuant to the Notes shall be subordinated to all indebtedness of the Company pursuant to its March 2013 multi-year credit facility with a Massachusetts based bank.
For every $50,000 in principal amount of Note, each investor received a Warrant to purchase 10,000 shares of common stock (collectively, the “Warrants”). The Warrants are exercisable during the period commencing six months after issuance and for three years from issuance, at an exercise price equal to $3.51 per share, namely, the closing market price of the Company’s common stock on the day prior to the closing date of the offering. The Warrants contain standard provisions relating to antidilution adjustments for stock splits and recapitalizations. The Warrants also provide that the Investors shall have standard piggy-back registration rights on one occasion in the event the Company files a registration statement (other than a registration statement on Form S-4 or S-8) to register the shares of common stock subject to standard limitations in the discretion of any underwriter.
Net proceeds from the offering will be used for working capital.
The foregoing descriptions of the Notes, Subordination Agreement and Warrants are qualified in their entirety by the forms of the Note, Subordination Agreement and Warrant which are attached as Exhibits 4.1, 4.2 and 4.3, respectively.
The Company issued a press release on December 23, 2013, reporting the closing of the offering. A copy of the press release is attached hereto as Exhibit 99.01.

Item 3.02    Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above is incorporated herein by reference.

The Notes and Warrants were offered and sold to “accredited investors” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration under the Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Company paid no underwriting discounts or commissions in connection with the offering.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description

4.1	Form of Subordinated Note

4.2	Form of Subordination Agreement

4.3	Form of Warrant

99.01	Press Release dated December 23, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the December 23, 2013.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ Derek T. Welch
Derek T. Welch
Corporate Controller
(principal financial and accounting officer)

Exhibit Index

Exhibit    Description
4.1    Form of Subordinated Note
4.2    Form of Subordination Agreement
4.3    Form of Warrant
99.01    Press Release dated December 23, 2013.